                                   DELAWARE                          Exhibit 3.2

                                 The First State

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "VALOR TELECOMMUNICATIONS, LLC" AS RECEIVED AND FILED IN THIS OFFICE.

      THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

      CERTIFICATE OF FORMATION, FILED THE ELEVENTH DAY OF MAY, A.D. 1999, AT 9 O'CLOCK A.M.

      CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "DBA COMMUNICATIONS, LLC" TO "VALOR TELECOMMUNICATIONS, LLC", FILED THE SIXTH DAY OF DECEMBER, A.D. 1999, AT 9 O'CLOCK A.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.

3041180 8100H [SEAL]

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

AUTHENTICATION: 3656807

050083579                                                         DATE: 02_02-05
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                           CERTIFICATE OF FORMATION OF

                             DBA COMMUNICATIONS, LLC

      This Certificate of Formation of DBA COMMUNICATIONS, LLC (the "LLC"), dated as of May 11, 1999, is being duly executed and filed by Michael Arana, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.).

      FIRST: The name of the limited liability company formed hereby is

                             DBA COMMUNICATIONS, LLC

      SECOND: The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

      THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first: above written.

                                    /s/ Michael Arana
                                    Michael Arana
                                    Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/11/1999
991186433 - 3041180

                            CERTIFICATE OF AMENDMENT

                                       TO

                            CERTIFICATE OF FORMATION

                                       OF

                             DBA COMMUNICATIONS, LLC

      It is hereby certified that:

      1. The name of the limited liability company (hereinafter called the "limited liability company") is dba Communications, LLC.

      2. The certificate of formation of the limited liability company is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

      "FIRST: The name of the limited liability company formed hereby is VALOR TELECOMMUNICATIONS, LLC."

Executed on December 6, 1999

                                    /s/ Michael Arana
                                    -----------------
                                    Michael A Arana
                                    Authorized Person

38246l.l                                                    STATE OF DELAWARE
                                                            SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 12/06/1999
                                                           991521739 - 3041180